Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Qiao Xing Mobile Communication Co., Ltd.:
We consent to the incorporation by reference in Registration Statement No. 333-147177 on Form S-8 of Qiao Xing Mobile Communication Co., Ltd. and subsidiaries of our report dated June 30, 2010 on the 2008 and 2009 consolidated financial statements of Qiao Xing Mobile Communication Co., Ltd and subsidiaries appearing in this Annual Report on Form 20-F.
/s/ Crowe Horwath LLP
Sherman Oaks, California
June 30, 2010